Exhibit 99.1

PRESS RELEASE	CONTACT:	Brian Shannon 713.849.9911 bshannon@flotekind.com

Flotek Industries, Inc. Revises 2007 Earnings Guidance

HOUSTON, January 23, 2008, Flotek Industries, Inc. (NYSE: FTK), a technology-driven growth company serving the oil, gas, and mining industries, today revised its previously announced guidance for the year ending December 31, 2007. The Company expects revenues for the 2007 year to be approximately $158 million, generating earnings in the range of approximately $0.88 to $0.92 per diluted share, as compared to prior guidance of $1.00 per diluted share, and actual earnings of $0.61 per diluted share in 2006. The revised guidance is preliminary and subject to audit. Flotek expects to release final results for the fourth quarter and year ending December 31, 2007 on March 12, 2008.

During the fourth quarter, which historically has been one of Flotek’s strongest quarters, revenues were lower than anticipated due to a general slowdown in North American fracturing activity and drilling activity, accompanied by weather disruptions in the mid-continent region. Monthly revenue in October was the highest in the history of the Company, with results slowing significantly in the subsequent holiday months. In addition, general and administrative expenses are expected to be approximately 30% higher in the fourth quarter of 2007 than in the third quarter of 2007, related to increases for completing Sarbanes Oxley initiatives, computing systems upgrades/conversions, and final implementation of the RTMS (rental tool management system). All of these administrative upgrades are expected to create enhanced control and efficiency during 2008.

Jerry Dumas, Chairman of the Board, CEO and President commented, “The growth fundamentals of our core businesses remain sound, and the pace of North American oilfield service activity seems to be strengthening in January. We believe the business line additions of the last several years will continue contributing to growth in 2008 and beyond as these businesses are integrated and ramp-up matures. We have made a significant investment in 2007 to strengthen our internal controls and expand our information technology processing capability. We anticipate the costs associated with these initiatives to level off in 2008.”

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals, and downhole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the American Stock Exchange under the ticker symbol “FTK”.

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

This Press Release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc. business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.